Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Rekor Systems, Inc. and Subsidiaries on Form S-8 of our report dated March 12, 2021, with respect to our audits of the consolidated financial statements of Rekor Systems, Inc. and Subsidiaries as of December 31, 2020 and 2019 and for the years then ended, which are included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 ..

/s/ Friedman LLP

East Hanover, New Jersey
August 24, 2021